Exhibit 4.1

           INCORPORATED UNDER THE LAWS OF THE STATE OF NORTH CAROLINA


     NUMBER                                                          SHARES

     ______                                                          ______


                                CompuPrint, Inc.


                    TOTAL AUTHORIZED ISSUE 10,000,000 SHARES
9,000,000 SHARES PAR VALUE $.0001 EACH    1,000,000 SHARES PAR VALUE $.0001 EACH
            COMMON STOCK                               PREFERRED STOCK


    This Certifies that ______________________________________________ is the registered holder of _____________________________________________ Shares

             FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK OF
                                CompuPrint, Inc.

transferable only on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of this Certificate properly endorsed.

In Witness Whereof, the said Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal to be hereunto affixed this __________________ day of _________________ A.D.20____


______________________________                    ______________________________
          SECRETARY                                          PRESIDENT

The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Act"), or any state securities law. Accordingly, the shares represented by this certificate may not be sold, offered for sale, transferred, pledged or hypothecated without an effective registration statement for such shares under the Act or applicable state securities law or an opinion of counsel satisfactory to the Corporation that registration is not required under the Act or any applicable state securities law.

The Corporation is authorized to issue different classes and/or series of capital stock. The Corporation will furnish to any shareholder without charge, upon request in writing, a statement of the designations, relative rights, preferences and limitations applicable to each class of capital stock of the Corporation and of the variations in rights, preferences and limitations determined for each series.

                    NOTICE. THE SIGNATURE OF THIS ASSIGNMENT
                MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE
              FACE OF THE CERTIFICATE, IN EVERY PARTICULAR, WITHOUT
               ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATEVER.

     For Value Received, _______ hereby sell, assign and transfer unto
________________________________________________________________________________
__________________________________________________________Shares represented by the within Certificate, and do hereby irrevocably constitute and appoint ________________________________________________________Attorney to transfer the said Shares on the books of the within named Corporation with full power of substitution in the premises. Dated _______________________ 20___ In presence of

                                           _____________________________________
_____________________________________